Exhibit 10.91

AMENDMENT TO AGREEMENT FOR SALE OF COMMERCIAL TIME

This Amendment dated as of December 30, 2003 by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) is made to that certain Agreement for Sale of Commercial Time dated as of February 16, 1999 by and between VHR Broadcasting of Lubbock, Inc. (“VHR”) and Quorum Broadcasting of Texas, Inc. (“Quorum”), as amended (the “Agreement”).

WHEREAS, VHR is the operator of television broadcast station KAMC, Lubbock, Texas (the “Station”) and its subsidiary VHR Lubbock License, Inc. (“VHR License”) is the Federal Communications Commission (“FCC”) licensee of the Station;

WHEREAS, Quorum is the operator of television broadcast station KLBK-TV, Lubbock, Texas and its subsidiary Quorum of Texas License, LLC is the FCC licensee of station KLBK-TV;

WHEREAS, VHR and Quorum entered into the Agreement for their mutual benefit;

WHEREAS, pursuant to FCC consent, Kenos Broadcasting, Inc. is (i) acquiring all of VHR’s and VHR License’s rights, title and interest in and to the Station and then (ii) merging with and into Mission;

WHEREAS, also pursuant to FCC consent, Nexstar is acquiring Quorum’s and Quorum License’s rights, title and interest in and to KLBK-TV; and

WHEREAS, Mission and Nexstar intend that the Agreement between VHR and Quorum remain in effect with certain changes in terms.

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1. Mission is hereby assuming all of VHR’s and VHR License’s rights and obligations under the Agreement.

2. Nexstar is hereby assuming all of Quorum’s and Quorum License’s rights and obligations under the Agreement.

3. Paragraph 3 and Schedule A of the Agreement are deleted in their entirety and replaced with the following: “Payments. During the term of this Agreement, for the revenues that Nexstar collects pursuant to this Agreement, Nexstar will pay seventy (70) percent of such revenues to Mission (the “Monthly Payment”). In exchange for the services Nexstar provides under this Agreement, Nexstar will retain thirty (30) percent of the revenues it collects as its fee for such services. The Monthly Payment will be paid on the last day of each month from and after the month this Amendment is executed and will be prorated for the first month and last month of the Agreement on a calendar day basis.

4. Mission and Nexstar will negotiate in good faith to further revise the Agreement as necessary to conform the other terms and conditions of the Agreement to the payment terms set forth in paragraph 3 above.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.

NEXSTAR BROADCASTING, INC.

By:	/s/ G. Robert Thompson

Name:	G. Robert Thompson
Title:	CFO

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith

Name:	David S. Smith
Title:	President